Exhibit 99.1

FOURTH QUARTER 2025 EARNINGS RELEASE

February 26, 2026

NEXSTAR MEDIA GROUP REPORTS FOURTH QUARTER NET REVENUE OF $1.29 BILLION

Reduced 2025 Year-over-Year Losses at The CW by 32% Exceeding Financial Expectations

Provides 2026 Standalone Adjusted EBITDA Guidance in a Range of $1.95 Billion to $2.05 Billion

STATEMENT FROM PERRY A. SOOK, FOUNDER, CHAIRMAN AND CEO

“Nexstar delivered another quarter and year of solid financial results, while taking bold steps to better compete with big tech and big media by reinforcing our position as the nation’s leading local broadcasting company through our proposed acquisition of TEGNA Inc. In Q4 2025, we completed all outstanding 2025 renewals with our distribution partners and achieved better-than-expected growth in non-political advertising revenues. In 2025, NewsNation achieved its strongest year ever for news programming viewership bolstered by our commitment to fact-based, unbiased reporting. Benefiting from our sports programming strategy, The CW exceeded financial expectations for the year and ended 2025 as the 10th most-watched and second fastest growing ad-supported network overall. Our 2026 plan includes closing our acquisition of TEGNA, capitalizing on the political advertising opportunities presented by the mid-term elections, and continuing to optimize our business operations across the company, all of which we anticipate will contribute to shareholder value creation.”

2025 Fourth Quarter Financial Summary
($ in millions)	Three Months Ended December 31,			Year Ended December 31,
	2025	2024	% Change	2025	2024	% Change
Distribution	$720	$714	0.8	$2,924	$2,928	(0.1)
Advertising	549	758	(27.6)	1,959	2,415	(18.9)
Other	20	16	25.0	66	64	3.1
Net Revenue	$1,289	$1,488	(13.4)	$4,949	$5,407	(8.5)

Net (Loss) Income	($170)	$229	(174.2)	$83	$683	(87.8)
% Margin(1)	(13.2%)	15.4%	(28.6)	1.7%	12.6%	(10.9)

Adjusted EBITDA(2)	$433	$628	(31.1)	$1,561	$2,004	(22.1)
% Margin(1)	33.6%	42.2%	(8.6)	31.5%	37.1%	(5.6)

Net Cash Provided by Operating Activities	$190	$411	(53.8)	$891	$1,250	(28.7)

Adjusted Free Cash Flow(2)	$214	$411	(47.9)	$829	$1,203	(31.1)

(1)
Net (Loss) Income margin is Net (Loss) Income as a percentage of Net Revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of Net Revenue.
(2)
Please refer to the “Definitions and Disclosures Regarding Non-GAAP Financial Information” section herein, the reconciliations at the end of this press release.

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FOURTH QUARTER 2025 EARNINGS RELEASE

Company and Business Highlights

•
Advanced Nexstar’s proposed accretive acquisition of TEGNA Inc., valued at $6.2 billion, by submitting HSR filings and FCC license transfer applications and responding to inquiries from the DOJ and state Attorney Generals. The transaction is anticipated to close by the second half of 2026, subject to regulatory approvals.
•
Returned $351 million to shareholders, representing 42% of Adjusted Free Cash Flow, repaid $185 million of debt and allocated $22 million to the acquisition of WBNX-TV (now The CW affiliate) serving Cleveland, OH during 2025.
•
Renewed distribution agreements representing more than 60% of our subscriber base.
•
Extended our affiliation agreement with ABC and MyNetwork to 2027.
•
The CW achieved 19% total audience growth compared to the prior year and ranked as the tenth largest and second fastest growing ad-supported network overall. Results were driven by strong performance of the NASCAR Xfinity Series, which had its most-watched season in four years, and by ACC and Pac-12 college football and ACC men’s and women’s basketball, all of which experienced double-digit rates of growth in viewership.
•
In recognition of exemplary local reporting and programming, during 2025, Nexstar journalists and technical staff earned 532 awards, including 1 duPont-Columbia award, 1 Walter Cronkite award, 57 national and regional Edward R. Murrow awards, 121 regional Emmy awards, 28 Associated Press awards and 324 state broadcasting association awards.

Financial Results

•
Net Revenue. Fourth quarter net revenue of $1.29 billion, declined $199 million year-over-year, or (13.4%), primarily due to lower political advertising revenue related to the election cycle.
•
Distribution Revenue. Fourth quarter distribution revenue of $720 million, increased $6 million, or 0.8%, versus the comparable prior year quarter, primarily reflecting increased rates, growth in vMVPD subscribers, and the addition of CW affiliations on certain of our stations, offset, in part, by MVPD subscriber attrition.
•
Advertising Revenue. Fourth quarter advertising revenue of $549 million, decreased $209 million, or (27.6%), from the comparable prior year quarter, primarily reflecting a $233 million decrease in political advertising to $21 million. Non-political advertising increased 4.5% reflecting the absence of political crowd-out and growth in digital advertising.

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FOURTH QUARTER 2025 EARNINGS RELEASE

Financial Results (cont’d)

•
Net Loss. Fourth quarter net loss of ($170) million increased $399 million, or (174.2%), compared to the prior year quarter, primarily due to reduced income from impairment of an equity investment related to the performance of the TV Food Network LLC (“TVFN”) in which the Company owns a 31.3% interest, lower political advertising revenue, and increased one-time corporate expenses from the Company’s pending acquisition of TEGNA Inc. offset, in part, by lower income tax, amortization of broadcast rights at The CW, operating expenses, and interest expense. Net Income margin decreased to (13.2%) from 15.4% in the comparable prior year period.
•
Adjusted EBITDA. Fourth quarter Adjusted EBITDA of $433 million, decreased $195 million, or (31.1%), compared to the prior year quarter primarily reflecting lower political advertising revenue and reduced income from equity method investments primarily from TVFN versus the prior year. The decrease was partially offset by lower amortization of broadcast rights at The CW. Adjusted EBITDA margin was 33.6% compared to 42.2% in the comparable prior year period.
•
Net Cash Provided by Operating Activities. Fourth quarter Net Cash Provided by Operating Activities of $190 million, decreased $221 million, or (53.8%), compared to the prior year quarter, due primarily to a reduction in net income and changes in operating assets and liabilities reflecting the timing of receipts and payments.
•
Adjusted Free Cash Flow. Fourth quarter Adjusted Free Cash Flow of $214 million, decreased $197 million, or (47.9%), compared to the prior year quarter, due primarily to lower political advertising revenue, capital expenditures associated with a real estate acquisition, and increased cash programming payments related to the CW offset, in part, by lower cash taxes, interest expense from reduced SOFR and debt reduction, among other items.

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FOURTH QUARTER 2025 EARNINGS RELEASE

Capital Allocation

•
In the fourth quarter of 2025, the Company used cash on hand and cash flow from operations to repay $28 million of debt and pay $56 million in dividends.
•
Nexstar continues its disciplined approach to capital allocation, conserving cash that would otherwise have been used for share repurchases to fund the announced acquisition of TEGNA Inc.

($ in millions, shares in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Cash Used For
Debt repayment	$28	$181	$185	$327
Acquisitions	-	-	22	-
Stockholder return	56	230	351	820
Common stock dividends	56	52	226	219
Stock repurchases	-	178	125	601
Shares Outstanding
End of period	30,328	30,621	30,328	30,621
Less: Beginning of period	30,324	31,476	30,621	33,601
Change in shares outstanding	4	(855)	(293)	(2,980)
% Change	0.0%	(2.7%)	(1.0%)	(8.9%)

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FOURTH QUARTER 2025 EARNINGS RELEASE

Debt, Cash and Leverage

•
As of December 31, 2025, the consolidated debt of Nexstar and Mission Broadcasting, Inc., an independently owned variable interest entity, was $6.3 billion, including senior secured debt of $3.6 billion.
•
The Company calculates its leverage ratios in accordance with the terms of its credit agreements which exclude The CW Network’s operations and the cash balance. As of December 31, 2025, The CW Network had $13 million of cash on its balance sheet. In connection with Nexstar’s June 2025 refinancing, the Company updated its leverage ratio calculation and definition to reflect the average of the last two years of EBITDA to better reflect its business cycle which benefits from additional political advertising revenue in election years.
‒
As of December 31, 2025, the Company’s first lien net leverage ratio was 1.71x (new definition) compared to a covenant of 4.25x and its total net leverage ratio was 3.09x (new definition).
•
The table below summarizes the Company’s cash balances and debt obligations (net of financing costs, discounts and/or premiums) as of December 31, 2025 and 2024.

($ in millions)	December 31, 2025	December 31, 2024
Unrestricted Cash	$280	$144
Revolving Credit Facilities	$206	$62
First Lien Term Loans	3,416	3,750
5.625% Senior Unsecured Notes due 2027	1,715	1,716
4.75% Senior Unsecured Notes due 2028	996	995
Total Debt	$6,333	$6,523

Full Year 2026 Standalone Guidance

We are providing guidance for Nexstar on a standalone basis for full year 2026 Adjusted EBITDA in a range of $1.95 billion to $2.05 billion. Key factors differing from our current expectations could affect our outlook for Adjusted EBITDA for 2026 either positively or negatively. Those factors include, among other things, the rate of growth or attrition of pay television subscribers, the health of local and national advertising markets, our renegotiation of certain distribution and affiliation agreements on terms favorable to the Company, and the attributable net income related to our 31.3% ownership stake in TV Food Network.

Fourth Quarter Conference Call

Nexstar will host a conference call at 10:00 a.m. ET today. Senior management will discuss the financial results and host a question-and-answer session. The dial in number for the audio conference call is 1-877-407-9208 or 1-201-493-6784, conference ID 13757850 (domestic and international callers). Participants can also listen to a live webcast of the call through the “Events and Presentations” section under “Investor Relations” on Nexstar’s website at nexstar.tv. A webcast replay will be available for 90 days following the live event at nexstar.tv.

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FOURTH QUARTER 2025 EARNINGS RELEASE

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,” “believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, future financial performance, including changes in net revenue, operating expenses and cash flow, and the ultimate outcome, benefits and synergies of the proposed transaction between Nexstar and TEGNA and timing thereof, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, the ability to service and refinance our outstanding debt, successful integration of business acquisitions (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets, volatility in programming costs, the timing of and any potential delay in consummating the TEGNA acquisition, the risk that the conditions to closing of the proposed transaction (including the necessary regulatory approvals) may not be satisfied in the anticipated timeframe or at all and that the transaction may not close, the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated, the risk of the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement between Nexstar and TEGNA, the risk that Nexstar fails to obtain the necessary financing arrangements set forth in the debt commitment letters delivered in connection with such agreement, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Nexstar undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see Nexstar’s other filings with the Securities and Exchange Commission.

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FOURTH QUARTER 2025 EARNINGS RELEASE

Definitions and Disclosures Regarding Non-GAAP Financial Information

Adjusted EBITDA is calculated as net income, plus or (minus): transaction, other one-time and restructuring expenses, stock-based compensation expense, depreciation and amortization expense (excluding amortization of broadcast rights), amortization of basis difference of equity method investments, (gain) loss on asset disposal, impairment charges, interest expense, net, pension and other postretirement plans costs (credit), income tax expense (benefit) and other operating and non-operating expense (income). We consider Adjusted EBITDA to be an indicator of our assets’ operating performance.

Free Cash Flow is calculated as net cash provided by operating activities less capital expenditures.

Adjusted Free Cash Flow is calculated as Free Cash Flow plus or (minus): transaction, other one-time and restructuring expenses, changes in operating assets and liabilities, net of acquisitions (excluding changes in income tax payable), taxes paid on sale of assets, pension and other postretirement plans costs (credit), (payments) for capitalized software obligations, proceeds from disposal of assets and insurance recoveries and other expense (income), cash contribution from (distribution to) noncontrolling interests and other items. We consider Adjusted Free Cash Flow to be an indicator of our liquidity. We consider Adjusted Free Cash Flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that can be available for use in ongoing operations, debt payments, pension contributions, dividends, share repurchases, acquisitions and other items. Adjusted Free Cash Flow is not intended to represent the amount of cash flow available for discretionary expenditures as certain items and non-discretionary expenditures, such as changes in working capital, mandatory debt service requirements and pension contributions, are not deducted from this measure.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

We don’t provide a quantitative reconciliation of forward-looking, non-GAAP financial measures to the most directly comparable GAAP financial measure because it is difficult to reliably predict or estimate the relevant components without unreasonable effort due to future uncertainties that may potentially have a significant impact on such calculations and providing them may imply a degree of precision that would be confusing or potentially misleading. These components include, but are not limited to, acquisition-related expenses, restructuring expenses, asset impairments, legal settlements and other gains and losses.

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**About Nexstar Media Group, Inc.**

Nexstar Media Group, Inc. (NASDAQ: NXST) is a leading diversified media company that produces and distributes engaging local and national news, sports and entertainment content across its television and digital platforms, including more than 317,000 hours of programming produced annually by its business units. Nexstar owns America’s largest local television broadcasting group comprised of top network affiliates, with more than 200 owned or partner stations in 116 U.S. markets reaching 220 million people. Nexstar’s national television properties include The CW, America’s fifth major broadcast network, NewsNation, our national news network providing “News for All Americans,” popular entertainment multicast networks Antenna TV and Rewind TV, and a 31.3% ownership stake in TV Food Network. The Company’s portfolio of digital assets, including its local TV station websites, The Hill and NewsNationNow.com, are collectively a Top 10 U.S. digital news and information property. For more information, please visit nexstar.tv.

Investor Contacts:	Media Contact:
Lee Ann Gliha EVP and Chief Financial Officer Nexstar Media Group, Inc. 972/373-8800	Gary Weitman EVP and Chief Communications Officer Nexstar Media Group, Inc. 972/373-8800 or gweitman@nexstar.tv
Joe Jaffoni, Jennifer Neuman
JCIR
212/835-8500 or nxst@jcir.com

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FOURTH QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Consolidated Statements of Operations

(in millions, except for share and per share amounts, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net revenue	$1,289	$1,488	$4,949	$5,407

Operating expenses:
Direct operating	565	558	2,235	2,221
Selling, general and administrative	208	222	815	879
Corporate	65	48	248	209
Amortization of broadcast rights	75	98	314	324
Depreciation and amortization of intangible assets	118	122	471	484
Goodwill and long-lived asset impairments	14	24	14	24
Other	2	-	3	(2)
Total operating expenses	1,047	1,072	4,100	4,139
Income from operations	242	416	849	1,268
Income from equity method investments, net (excluding impairment)	6	18	30	70
Impairment of an equity method investment	(381)	-	(381)	-
Interest expense, net	(91)	(104)	(379)	(444)
Pension and other postretirement plans credit, net	8	7	31	27
Gain on disposal of an investment	-	-	-	40
Other income (expenses), net	2	-	-	(2)
(Loss) Income before income taxes	(214)	337	150	959
Income tax benefit (expense)	44	(108)	(67)	(276)
Net (loss) income	(170)	229	83	683
Net loss attributable to noncontrolling interests	4	12	26	39
Net (loss) income attributable to Nexstar Media Group, Inc.	($166)	$241	$109	$722

Net (loss) income per share available to common stockholders:
Basic	($5.63)	$7.68	$3.04	$21.73
Diluted	($5.63)	$7.56	$3.00	$21.41

Weighted average number of common shares outstanding:
Basic (in thousands)	30,326	30,978	30,349	32,311
Diluted (in thousands)	30,326	31,449	30,707	32,796

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FOURTH QUARTER 2025 EARNINGS RELEASE

Nexstar Media Group, Inc.

Consolidated Statements of Cash Flows

($ in millions, unaudited)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net income	$83	$683
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of broadcast rights	314	324
Depreciation and amortization of intangible assets	471	484
Goodwill and long-lived asset impairments	14	24
Stock-based compensation expense	78	78
Amortization of debt financing costs, debt discounts and premium	8	12
Gain on disposal of an investment	-	(40)
Deferred income taxes	(129)	(33)
Payments for broadcast rights	(343)	(325)
Income from equity method investments, net (excluding impairment)	(30)	(70)
Impairment of an equity method investment	381	-
Distribution from equity method investments – return on capital	137	154
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(47)	68
Prepaid and other current assets	(1)	(1)
Other noncurrent assets	6	(10)
Accounts payable	4	(98)
Accrued expenses and other current liabilities	-	(26)
Income tax payable	(14)	52
Other noncurrent liabilities	(54)	(36)
Other	13	10
Net cash provided by operating activities	891	1,250
Cash flows from investing activities:
Purchases of property and equipment	(148)	(145)
Payments for acquisitions	(22)	-
Proceeds from disposal of an investment	-	40
Other investing activities, net	(3)	3
Net cash used in investing activities	(173)	(102)
Cash flows from financing activities:
Proceeds from debt issuance, net of debt discounts	3,393	55
Repayments of long-term debt	(3,595)	(382)
Purchase of treasury stock	(125)	(601)
Common stock dividends paid	(226)	(219)
Payments for capitalized software obligations	(20)	(19)
Contribution from noncontrolling interests	-	19
Cash paid for shares withheld for taxes	(1)	(8)
Proceeds from exercise of stock options	-	10
Other financing activities, net	(8)	(6)
Net cash used in financing activities	(582)	(1,151)
Net increase (decrease) in cash and cash equivalents	136	(3)
Cash and cash equivalents at beginning of period	144	147
Cash and cash equivalents at end of period	$280	$144

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Nexstar Media Group, Inc.

Reconciliation of Adjusted EBITDA (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net (loss) income	($170)	$229	$83	$683
Add (Less):
Transaction, other one-time and restructuring expenses(1)	14	11	47	12
Stock-based compensation expense	20	20	78	78
Depreciation and amortization of intangible assets	118	122	471	484
Goodwill and long-lived asset impairments	14	24	14	24
Amortization of basis difference of equity method investments	17	17	70	70
Impairment of an equity method investment(2)	381	-	381	-
Interest expense, net	91	104	379	444
Pension and other postretirement plans credit, net	(8)	(7)	(31)	(27)
Income tax (benefit) expense	(44)	108	67	276
Gain on disposal of an investment	-	-	-	(40)
Other	-	-	2	-
Adjusted EBITDA	$433	$628	$1,561	$2,004

(1)
Primarily includes legal and other direct expenses associated with our pending acquisition of TEGNA, non-recurring costs related to the resolution of a disputed customer claim, direct expenses associated with financing transactions, severance and other direct expenses associated with restructuring activities.
(2)
In Q4 2025, we recorded a $381 million other-than-temporary impairment on our 31.3% investment in TV Food Network.

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Nexstar Media Group, Inc.

Reconciliation of Free Cash Flow and Adjusted Free Cash Flow (Non-GAAP Measure)

($ in millions, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024

Net cash provided by operating activities	$190	$411	$891	$1,250
Add (Less):
Capital expenditures	(54)	(35)	(148)	(145)
Free Cash Flow	$136	$376	$743	$1,105

Add (Less):
Transaction, other one-time and restructuring expenses(1)	14	11	47	12
Changes in operating assets and liabilities(2)	49	(9)	106	51
Changes in income tax payable(3)	31	46	(14)	52
Taxes paid on sale of assets(4)	-	-	-	11
Pension and other postretirement plans credit, net	(8)	(7)	(31)	(27)
Payments for capitalized software obligations	(6)	(6)	(20)	(19)
Proceeds from disposal of assets and insurance recoveries	-	2	1	5
Cash contribution from noncontrolling interests	-	-	-	19
Other	(2)	(2)	(3)	(6)
Adjusted Free Cash Flow	$214	$411	$829	$1,203

(1)
Primarily includes legal and other direct expenses associated with our pending acquisition of TEGNA Inc., non-recurring costs related to the resolution of a disputed customer claim, direct expenses associated with financing transactions, severance and other direct expenses associated with restructuring activities.
(2)
Removes the impact of changes in operating assets and liabilities (including changes in income tax payable), net of acquisitions and dispositions.
(3)
Includes changes in income tax payable to reflect all tax payments.
(4)
Eliminates taxes paid on sale of assets related to the impact of a $40 million gain from disposal of an investment in Q1 2024.

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